EXHIBIT 10(qq)

REIMBURSEMENT AGREEMENT

dated as of November 30, 2001

among

THE ALPINE GROUP, INC.,

a Delaware corporation

(the “Guarantor”)

and

SUPERIOR TELECOMMUNICATIONS INC.,

a Delaware corporation

(the “Borrower”)

and

SUPERIOR TELECOM INC.,

a Delaware corporation

(the “Parent”)

REIMBURSEMENT AGREEMENT

THIS REIMBURSEMENT AGREEMENT, dated as of  November 30, 2001, is made by and among SUPERIOR TELECOMMUNICATIONS INC., a Delaware  corporation (the “Borrower”), SUPERIOR TELECOM INC., a Delaware corporation (the “Parent”), and THE ALPINE GROUP, INC., a Delaware corporation (the “Guarantor”).

R E C I T A L S:

W I T N E S S E T H:

WHEREAS, pursuant to that certain Senior Subordinated Credit Agreement dated as of May 26, 1999 (together with all schedules, exhibits and Credit Documents (as defined therein) together with any amendments, modifications, restructurings and refinancings thereto, as such may be in effect from time to time, the “Credit Agreement”) made by and among, inter alia, the Borrower (formerly known as Superior/Essex Corp.), Superior Telecom Inc., a Delaware corporation (the “Parent”), the lending institutions from time to time party thereto (each a “Lender” and collectively, the “Lenders”), Fleet Corporate Finance, Inc., as Syndication Agent (in such capacity, the “Syndication Agent”), and Deutsche Bank (successor-in-interest to Bankers Trust Company), as Administrative Agent (in such capacity, the “Administrative Agent” and, together with the Syndication Agent, the “Agents”), the Borrower has incurred certain indebtedness (all obligations of the Borrower under or pursuant to the Credit Agreement and the documents and instruments executed in connection therewith being referred to herein as “Senior Subordinated Indebtedness”); and

WHEREAS, pursuant to that certain Interest Guaranty dated as of  November 30, 2001 (the “Interest Guaranty”), made by the Guarantor in favor of the Agents and the Lenders, the Guarantor has agreed to guaranty certain of the Borrower’s obligations to the Lenders and the Agents under or in respect of the Credit Agreement, as expressly provided in the Interest Guaranty; and

WHEREAS, pursuant to that certain Amended and Restated Credit Agreement dated as of November 27, 1998 (together with all schedules, exhibits and Credit Documents (as defined therein) together with any amendments, modifications, restructurings and refinancings thereto, as such may be in effect from time to time, the “Senior Secured Credit Agreement”) made by and among, inter alia, the Borrower, the lenders party thereto in their capacities as lenders thereunder, Bankers Trust Company, as administrative agent (in such capacity, the “Senior Administrative Agent”), Merrill Lynch & Co., as documentation agent, and Fleet National Bank, as syndication agent, the Borrower has incurred certain indebtedness (all obligations of the Borrower under or pursuant to the Senior Secured Credit Agreement and the documents and instruments executed in connection therewith being referred to herein as “Senior Indebtedness”); and

WHEREAS, it is the intent of the Borrower and the Guarantor that all obligations of the Borrower under this Reimbursement Agreement shall be subordinated to the Senior Subordinated Indebtedness and the Senior Indebtedness; and

WHEREAS, it is the intent of the Borrower and the Guarantor that all obligations of the Borrower under this Reimbursement Agreement shall be senior to all other unsecured Indebtedness (as such term is hereinafter defined) of the Borrower (other than the Senior Subordinated Indebtedness); and

WHEREAS, as an inducement and a condition to the issuance of the Interest Guaranty, the Guarantor has required that the Borrower and Parent enter into this Reimbursement Agreement to evidence and set forth the obligations of the Borrower and Parent to the Guarantor in connection with the Interest Guaranty.

A G R E E M E N T S:

NOW, THEREFORE, in consideration of the foregoing recitals and the covenants contained herein, and in order to induce the Guarantor to issue the Interest Guaranty, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

INFORMATIONAL PROVISIONS AND DEFINITIONS

I.1            Informational Provisions.

(a)           Address for notices to the Borrower and the Borrower’s chief executive office and principal place of business:

Superior Telecommunications Inc.

150 Interstate North Parkway

Suite 300

Atlanta, Georgia 30339

Attention: David S. Aldridge

Facsimile No.: (770) 303-8892

With a copy to:

Proskauer Rose LLP

1585 Broadway

New York, New York 10036-8299

Attention:  Jack P. Jackson, Esq.

Facsimile No.:  (212) 969-2900

(b)           Address for notices to Parent and Parent’s chief executive office and principal place of business:

Superior Telecom Inc.

One Meadowlands Plaza

East Rutherford, New Jersey 07073

Attention: David S. Aldridge

Facsimile No.: (201) 549-4428

With a copy to:

Proskauer Rose LLP

1585 Broadway

New York, New York 10036-8299

Attention: Jack P. Jackson, Esq.

Facsimile No.: (212) 969-2900

(c)           Address for notices to the Guarantor:

The Alpine Group, Inc.

One Meadowlands Plaza

East Rutherford, New Jersey 07073

Attention: Steven Elbaum

Facsimile No.: (201) 549-4428

With a copy to:

Proskauer Rose LLP

1585 Broadway

New York, New York  10036-8299

Attention:  Ronald Papa, Esq.

Facsimile No.:  (212) 969-2900

I.2            Defined Terms. Capitalized terms used herein but not defined herein shall have the meaning ascribed thereto in the Interest Guaranty.  As used in this Agreement, the following terms shall have the indicated meanings:

“Acceleration” - See Section 9.1(a).

“Administrative Agent” - See Recitals.

“Agents” - See Recitals.

“Agreed Rate” means (i) the lesser of (x) the same rate of interest as is then applicable to cash interest payments being made in respect of the Senior Subordinated Indebtedness (the “Senior Subordinated Indebtedness Effective Rate”) and (y) the rate of 13.0% per annum, paid in cash, provided, however, if the Senior Subordinated Indebtedness Effective Rate is less than 13% per annum, the Borrower shall pay such difference to the Guarantor by issuance of Notes, or (ii) the rate of 15.0% per annum paid by issuance of Notes, as the Borrower may elect by notice to the Guarantor.

“Agreement” or “Reimbursement Agreement” means this Reimbursement Agreement, as originally executed, including the cover page hereof and all of the exhibits, appendices and schedules attached hereto, all of which are incorporated herein by this reference and made a part hereof, or as it may from time to time be supplemented, modified or amended.

“Bankruptcy Defaults” - See Section 9.1(a).

“Borrower” - See Recitals.

“Borrower Documents” means this Agreement, the Notes, the Warrants  and any other documents or instruments heretofore or hereafter executed that secure, evidence or guarantee the obligations of the Borrower and/or the Parent to the Guarantor hereunder.

“Business Day” means any day other than a Saturday, Sunday, legal holiday or day on which banking institutions in New York, New York and Atlanta, Georgia are authorized or obligated by law or executive order to close.

“Cash Equivalents” shall have the meaning ascribed thereto in the Credit Agreement.

“Common Stock” means common stock, par value $.01 per share, of the Parent.

“Contractual Obligation” of a person means any debt or equity security issued by that person, and any material indenture, mortgage, deed of trust, contract, undertaking, instrument or agreement (written or oral) to which such person is a party or by which it is bound, or to which it or any of its assets is subject.

“Credit Agreement” - See Recitals.

“Date of Issuance” means the date as of which the Interest Guaranty is issued and delivered to the Administrative Agent.

“Default” means any condition or event which, with the lapse of time or the giving of notice, or both, would constitute an Event of Default.

“Default Notice” See Section 10.2.

“Default Rate” means an interest rate equal to the Agreed Rate plus 2.0%

“Event of Default” means any of the events specified in Article VIII.

“Exchange Act” means the Securities Exchange act of 1934, as amended.

“Guarantor” - See Recitals.

“Indebtedness” of a person means (a) all indebtedness for borrowed money, (b) notes payable and drafts accepted representing extensions of credit, whether or not representing obligations for borrowed money, (c) any obligation for the purchase of property or services that is (i) deferred for more than six months, or (ii) evidenced by a note or similar instrument, and (d) all recourse and all non-recourse indebtedness secured by any Lien on any property or asset of such person (whether or not assumed by such person).

“Interest” See Section 15.15.

“Interest Guaranty” - See Recitals.

“Legal Requirements” applicable to any property or person means (a) all decisions, statutes, ordinances, rulings, directions, rules, regulations, orders, writs, decrees, injunctions, permits, certificates, or other requirements of any court or other governmental or public entity in any way applicable to or affecting such property or such person or its business, operations, or assets, (b) all such person’s bylaws and articles of incorporation or partnership, limited partnership, joint venture, trust or other form of business association agreement and (c) all other Contractual Obligations of any nature applicable to or affecting such property or such person.

“Lender(s)” - See Recitals.

“Lien” means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any lien or security interest).

“Loan Documents” means the Credit Agreement and the documents and instruments executed in connection therewith.

“Notes” means the promissory note(s) issued by the Borrower in favor of the Guarantor pursuant to the terms hereof, bearing interest at the Agreed Rate or, if applicable, at the Default Rate, having a maturity date seven years after the date of issuance thereof, and otherwise in substantially the form of Exhibit A.

“Parent” - See Recitals.

“Proxy Statement” - See Section 6.5.

“Redemption Price(s)” - See Section 2.6.

“Registrable Securities” - See Section 11.1.

“Reimbursement Obligations” means all obligations of the Borrower to the Guarantor pursuant to this Agreement and the other Borrower Documents, whether for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and/or other liabilities payable hereunder or thereunder.

“Requisite Approval” - See Section 2.2.

“SEC”  means the Securities Exchange Commission.

“Securities Act”  means the Securities Act of 1933, as amended.

“Senior Administrative Agent” - See Recitals.

“Senior Debt” means, collectively, the Senior Indebtedness and the Senior Subordinated Indebtedness.

“Senior Debt Acceleration” - See Sectiion 9.1(c).

“Senior Indebtedness” - See Recitals.

“Senior Lenders” - See Section 10.2(b).

“Senior Loan Documents” means the Senior Secured Credit Agreement and the documents and instruments executed in connection therewith.

“Senior Secured Credit Agreement” - See Recitals.

“Senior Subordinated Indebtedness” - See Recitals.

“Senior Subordinated Indebtedness Effective Rate” - See definition of “Agreed Rate.”

“Senior Subordinated Obligations” means all obligations of the Borrower pursuant to the Loan Documents, whether for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and/or other liabilities payable hereunder or thereunder.

“Series 1 Warrant(s)” means the warrants to purchase Common Stock issued to the Guarantor by the Parent pursuant to the terms hereof, having a three-year term and an exercise price per share equal to (i) the arithmetic mean of the high and low trading prices of the Common Stock as listed on The New York Stock Exchange on the Date of Issuance, multiplied by (ii) 125%, and otherwise in substantially the form of Exhibit B.

“Series 2 Warrants(s)” means the warrants to purchase Common Stock issued to the Guarantor by the Parent pursuant to the terms hereof, having a three-year term and an exercise price per share equal to (i) the arithmetic mean of the high and low trading prices of the Common Stock as listed on The New York Stock Exchange on the Date of Issuance, multiplied by (ii) 150%, and otherwise in substantially the form of Exhibit C.

“Syndication Agent” - See Recitals.

“Taxes” - See Section 2.5.

“Warrants” means the Series 1 Warrants and the Series 2 Warrants, or either, as the context may require.

I.3            Accounting Terms.  As used herein, all accounting terms not otherwise defined shall have the meanings as understood in accordance with U.S. generally accepted accounting principles.

I.4            Other Definitional Provisions.  References to “Sections,” “Subsections,” “Paragraphs,” “Subparagraphs,” “Recitals” and “Exhibits” shall be to Sections, Subsections, Paragraphs, Subparagraphs, Recitals, and Exhibits of this Agreement unless otherwise specifically provided.  Any of the terms defined in this Section 1 may be used in singular or plural form.  As used herein, the singular includes the plural, and the masculine gender includes the feminine and neuter genders, and vice versa, unless the context otherwise requires, and the word “person” shall include individuals, governmental agencies, departments and entities, trusts, corporations, partnerships, limited liability companies, organizations, associations, and other entities.  Except as otherwise provided herein, references to any document or instrument defined in this Section 1 are to such document or instrument as amended or supplemented from time to time with the Guarantor’s consent or as otherwise permitted by this Agreement.

ARTICLE II

REIMBURSEMENT AND OTHER PAYMENTS

II.1          Reimbursement for Obligations Paid by Guarantor under Interest Guaranty.  The Borrower hereby agrees to issue to the Guarantor Note(s) in the principal amount of the Obligations (as defined in the Interest Guaranty) actually paid by the Guarantor to the Administrative Agent in accordance with the terms of the Interest Guaranty; provided, however, that the Borrower shall not be obligated to issue Note(s) in respect of such Obligations, and the Reimbursement Obligations shall not include amounts, in excess of $3,756,537.30.  In the event(s) that the Guarantor satisfies such Obligations, the Borrower shall issue such Note(s) to the Guarantor not later than the same Business Day on which Guarantor satisfies any such Obligation; provided, that Borrower has received notice from the Guarantor of such satisfaction or is otherwise actually aware that such satisfaction has occurred.  In such notice the Guarantor shall certify to the Borrower the amounts so paid by the Guarantor, with specific reference to the terms of the Interest Guaranty pursuant to which such amounts were paid.  The outstanding principal amount of each Note shall bear interest at the Agreed Rate, provided, that the outstanding principal amount of each Note and any and all other amounts due pursuant to this Agreement shall bear interest at the Default Rate, from the date such amounts become due until paid; provided, however, that the Borrower shall make interest payments on Note(s) by issuance of additional Note(s) in the principal amount of such interest at the time such interest is due and payable or, at the Borrower’s option, the Borrower may make such interest payments in cash to the extent that the Borrower is then making interest payments in cash on the Senior Subordinated Indebtedness in accordance with the terms of the Credit Agreement.

II.2          Fees.       (a)           Upon issuance of the Interest Guaranty by the Guarantor to the Administrative Agent, the Guarantor shall have earned, as a fee payable to the Guarantor in consideration of such issuance, and the Borrower shall be obligated to issue to the Guarantor, the following:

(i)            a Note in the principal amount equal to $93,913.43 (to be issued on the Date of Issuance);

(ii)           a Series 1 Warrant to purchase 200,000 shares of Common Stock (to be issued on the Date of Issuance); and

(iii)          a Series 1 Warrant to purchase 50,000 shares of Common Stock (to be issued upon Parent obtaining the approval of at least a majority of the stockholders of Parent for issuance of Warrants in accordance with the terms of this Agreement (the “Requisite Approval”).

(b)           At such time or times as the Guarantor pays Obligations (as defined in the Interest Guaranty) pursuant to the Interest Guaranty, the Guarantor shall have concurrently earned, as a fee payable to the Guarantor in consideration of making such payment, and the Borrower shall be obligated to issue to the Guarantor Warrant(s) to purchase the following number of shares of Common Stock:

X * 2,097,836

Y

where:                    X = the amount of such payment

and

Y = $3,756,537.30;

provided, that the Warrant(s) to purchase the first 923,918 of such shares shall be Series 1 Warrant(s), and the remaining Warrant(s) (if applicable) shall be Series 2 Warrant(s); provided, further, that Parent shall only issue any such Warrant(s) only upon first obtaining the Requisite Approval.

II.3          Expenses and Legal Fees.  Borrower agrees to reimburse the Guarantor for all reasonable fees and expenses incurred by the Guarantor with respect to the preparation and review of this Reimbursement Agreement, the Interest Guaranty and the agreements, documents and instruments related thereto, within thirty days after receipt by Borrower of a statement therefor from the Guarantor, including appropriate supporting documentation.

II.4          Computation of Interest.  All interest payable hereunder with reference to the Agreed Rate and the Default Rate shall be computed on the basis of a 360-day year and the actual number of days elapsed in the period during which such interest accrues; provided, that each full calendar month shall be deemed to have 30 days.  In computing the number of days during which interest accrues on any amount outstanding hereunder, the first date from which interest is stated to accrue hereunder shall be included and the date of payment of such amount to the Guarantor shall be excluded.

II.5          No Offset or Deduction; Taxes.  Any and all payments made to the Guarantor hereunder or under any Note shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding taxes imposed on net income or gross receipts and all income and franchise taxes of the United States and any political subdivisions thereof or Delaware (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being referred to in this Section 2.5 as “Taxes”).  If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder, (a) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.5), the Guarantor shall receive an amount equal to the sum the Guarantor would have received had no such deductions been made, (b) the Borrower shall make such deductions and (c) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.  The Borrower will indemnify the Guarantor for the full amount of Taxes (including, without limitation, any Taxes imposed by any jurisdiction on any amount payable under this Section 2.5) paid by the Guarantor and any liability (including penalties, interest and expense) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.  This indemnification shall be made within thirty (30) days from the date the Guarantor makes written demand therefor.  Within thirty (30) days after the date of any payment of Taxes, the Borrower will furnish to the Guarantor the original or a certified copy of a receipt evidencing payment thereof.

II.6          Optional Redemption.  Subject to Article X hereof, the Borrower may, and shall be entitled to, redeem any Note, in whole or in part, at the following prices (the “Redemption Price(s)”), and on or after the following dates:

Redemption Date	Redemption Price
Prior to the second anniversary of the issue date of such Note	100% of the outstanding principal amount and accrued but unpaid interest, plus 50% of the accrued but unpaid interest

After the second anniversary of the issue date of such Note but prior to the third anniversary date	100% of the outstanding principal amount and accrued but unpaid interest, plus 37.5% of the accrued but unpaid interest

After the third anniversary of the issue date of such Note but prior to the fourth anniversary date	100% of the outstanding principal amount and accrued but unpaid interest, plus 25% of the accrued but unpaid interest

After the fourth anniversary of the issue date of such Note but prior to the fifth anniversary date	100% of the outstanding principal amount and accrued but unpaid interest, plus 12.5% of the accrued but unpaid interest

After the fifth anniversary of the issue date of such Note	100% of the outstanding principal amount and accrued but unpaid interest provided, that:

(a)           the Borrower may only redeem Note(s) in the minimum amount of $1.0 million or, if less, the then outstanding amount thereof;

(b)           the Borrower shall be required to give Guarantor thirty days prior written notice of any such redemption;

(c)           the Borrower may only redeem Note(s) by payment of the applicable Redemption Price to the Guarantor in cash; and

(d)           the Borrower may only redeem Note(s) to the extent  that all Indebtedness under the Credit Agreement and the Senior Secured Credit Agreement has previously been repaid.

II.7          Maturity.  Each Note shall become due and payable (unless otherwise accelerated in accordance with the terms hereof), including accrued and unpaid interest thereon, on the earlier of the seventh anniversary of the issuance thereof or January 31, 2010; provided, however, in no event shall any Note be payable until at least 366 days after the payment in full of the Senior Subordinated Indebtedness (as the same may be amended or extended from time to time).

II.8          Special Refinance Option.  Notwithstanding any other provision of this Agreement (other than Article X hereof), any Notes or any Warrants, the Borrower may, during the period ending on the earlier of (i) sixty days after the Date of Issuance or (ii) the date on which Guarantor first pays Obligations (as defined in the Interest Guaranty) pursuant to the Interest Guaranty, refinance the Reimbursement Obligations with a third party other than the Guarantor on and subject to the following terms:

(a)           if the Borrower elects to pursue such a refinancing, the Borrower shall notify the Guarantor of such election in writing, specifying the proposed refinancing terms;

(b)           the Guarantor shall have a right of first refusal to match the terms of such proposed refinancing, which the Guarantor may exercise by written notice delivered to the Borrower within three Business Days after delivery of a notice from the Borrower pursuant to Section 2.8(a);

(c)           if the Guarantor exercises its right of first refusal in accordance with the terms of Section 2.8(b), then the Borrower, Parent and Guarantor shall, and each of them agrees to, as soon as is reasonably practicable, amend this Agreement to the extent necessary to reflect the terms of such proposed refinancing;

(d)           if the Guarantor does not elect to exercise its right of first refusal in accordance with Section 2.8(b), then, subject to the Borrower’s entry into a binding agreement for such refinancing (to which the Administrative Agent and the Senior Administrative Agent consent in writing):

(i)            this Agreement shall be terminated; and

(ii)           Subject to the provisions of Article X hereof, the Borrower shall pay the Guarantor in cash the principal amount of the Note issued to the Guarantor pursuant to Section 2.2(a)(i) and, upon receipt of such payment, the Guarantor shall return such Note to the Borrower for cancellation.

2.9           Limitation on Payments.  Notwithstanding any other provisions of this Agreement or any Note, each of the Borrower, Parent and the Guarantor acknowledge and agree that no payments of any kind shall be made hereunder or under any Note to the extent prohibited by Section 3.11 of that certain Indenture dated as of March 31, 1999 made by and between Parent and American Stock Transfer & Trust Company, as Indenture Trustee, in respect of 8 ½ % Convertible Subordinated Debentures Due 2014 of the Parent.

ARTICLE III

CONDITIONS PRECEDENT TO

THE ISSUANCE OF THE GUARANTY

The Guarantor’s obligation to issue the Interest Guaranty and all other obligations of the Guarantor hereunder are conditioned upon the satisfaction by the Borrower of all of the following conditions:

III.1         Execution and Delivery of Closing Documents.  On or before the Date of Issuance, the Guarantor shall have received the following documents, each of which shall be in form and substance satisfactory to the Guarantor and duly executed (and acknowledged where necessary) and delivered by the appropriate parties thereto:

(a)           this Reimbursement Agreement;

(b)           the Note and Warrants to be issued to the Guarantor pursuant to Section 2.2;

(c)           a certificate signed by an officer of the Borrower and dated the Date of Issuance, confirming the satisfaction of the conditions set forth in Subsection 3.2;

(d)           such other documents and instruments as the Guarantor may reasonably require.

III.2         Representations Correct; No Default.  On the Date of Issuance:

(a)           the representations and warranties contained herein shall be true and correct on and as of the Date of Issuance to the same extent as though made on and as of such date;

(b)           no Default or Event of Default shall have occurred and be continuing and neither will result from the issuance of the Interest Guaranty; and

(c)           each of Amendment No. 6 (as such term is defined in the Senior Secured Credit Agreement) and Amendment No. Six (as such term is defined in the Credit Agreement) shall have become effective in accordance with their respective terms.

III.3         Other Requirements.  On the Date of Issuance:

(a)           the Guarantor shall have received all amounts required by this Agreement to be paid to the Guarantor on or before the Date of Issuance, including, without limitation, fees and reimbursement of costs; and

(b)           no legislation, rule, order or decree shall, in the reasonable opinion of counsel for the Guarantor, purport to prohibit or restrain the issuance of the Interest Guaranty as provided in this Agreement.

ARTICLE IV

OBLIGATIONS UNCONDITIONAL

IV.1         Obligations Unconditional.  The obligations of the Borrower and Parent under this Agreement shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with this Agreement (subject to any modifications, waivers or consents by the Guarantor in accordance with the terms hereof) under any and all circumstances, and shall not be affected by (a) any lack of validity or enforceability of any of the Loan Documents; (b) any amendment of, or any waiver or consent with respect to, all or any of the Loan Documents; (c) the existence of any claim, set-off, defense or other rights which the Borrower or any guarantor of any obligations of the Borrower may have at any time against the Lenders, any beneficiary or any transferee of the Interest Guaranty (or any persons or entities for whom the Lenders, any such beneficiary or any such transferee may be acting), the Guarantor or any other person or entity, whether in connection with this Agreement, the Interest Guaranty or the Loan Documents; (d) any breach of contract or other dispute between the Borrower or any guarantor of any obligations of Borrower and the Lenders, any beneficiary or any transferee of the Interest Guaranty, the Guarantor or any other person or entity; (e) any statement, demand for payment or document presented under or in connection with the Interest Guaranty proving to be forged, fraudulent, untrue, inaccurate, invalid or insufficient in any respect; (f) any payment by the Guarantor under the Interest Guaranty against presentation of a demand for payment which does not comply with the terms of the Interest Guaranty, provided that such payment shall not have been made as a result of the gross negligence or willful misconduct of the Guarantor; (g) any delay, extension of time, renewal, compromise or other indulgence or modification agreed to by the Guarantor, with or without notice to or approval by the Borrower in respect of any of the Borrower’s Indebtedness to the Guarantor under this Agreement; or (h) any exchange, release or nonperfection of any lien or security interest in any collateral pledged or otherwise provided to secure any of the obligations contemplated herein, the other Borrower Documents or in any of the Loan Documents. Notwithstanding the foregoing, the obligations of the Borrower to issue the Warrants shall be subject to the last sentence of Section 2.2.

ARTICLE V

REPRESENTATIONS AND

WARRANTIES OF THE BORROWER AND PARENT

Each of the Borrower and Parent, as to itself, hereby represents and warrants to the Guarantor as follows:

V.1          Organization.  Each of the Borrower and Parent is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware.

V.2          Power and Authority.  Each of the Borrower and Parent has all requisite corporate power and authority to execute and deliver this Agreement and the other Borrower Documents and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including, without limitation, to issue the Notes and the Warrants.  The execution and delivery by the Borrower  and Parent of this Agreement and the other Borrower Documents, and the performance by the Borrower and Parent of their respective obligations hereunder and thereunder, including, without limitation, the issuance of the Notes and the

Warrants, have been duly and validly authorized by all necessary corporate action of the Borrower and Parent.  This Agreement has been duly and validly executed and delivered by the Borrower and Parent and constitutes (and upon the execution and delivery by the Borrower and Parent of the other Borrower Documents, the other Borrower Documents will constitute) legal, valid and binding obligations of the Borrower and Parent enforceable against the Borrower and Parent in accordance with their respective terms.

V.3          No Conflicts.  The execution and delivery by the Borrower and Parent of this Agreement does not, and the execution and delivery by the Borrower and Parent of the other Borrower Documents, the performance by the Borrower and Parent of their respective obligations under this Agreement and the other Borrower Documents and the consummation of the transactions contemplated hereby and thereby do not and could not reasonably be expected to:

(a)           conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Certificate of Incorporation or By-laws of the Borrower or Parent;

(b)           conflict with or result in a violation or breach of any term or provision of any law or order applicable to the Borrower or Parent or any of their respective assets or properties;

(c)           (i)  conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) except for the Requisite Approval, require the Borrower or Parent to obtain, from any person other than the Guarantor, the Agents,  the Lenders or the holders of the Senior Indebtedness, any consent, approval or action of, make any filing with or give any notice to any person as a result or under the terms of, (iv) result in or give to any person any right of termination, cancellation, acceleration or modification in or with respect to, or (v) result in or give to any person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, any Contractual Obligation to which the Borrower or Parent is a party or by which any of their respective assets or properties are bound; or

(d)           result in the creation or imposition of any Lien upon the Borrower or Parent or any of their respective assets and properties.

ARTICLE VI

AFFIRMATIVE COVENANTS

Until the later of the full and complete release of the Interest Guaranty and the full and complete satisfaction of all obligations to Guarantor hereunder, unless the Guarantor otherwise expressly consents in writing:

VI.1         Inspection.  The Borrower shall permit the Guarantor and its nominees, assignees, and representatives to visit and inspect any of the assets or properties of the Borrower, to examine all its books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss its affairs, finances and accounts with its officers, directors, key employees and independent public accountants or any of them (and by this provision, the Borrower authorizes said accountants to discuss with the Guarantor or its nominees, assignees and representatives the finances and affairs of the Borrower), all at such reasonable times and as often as may be reasonably requested.

VI.2         Corporate Existence; Compliance.  The Borrower shall cause to be done all things necessary to preserve and keep in full force and effect the corporate existence of the Borrower and all necessary approvals and licenses of any governmental or regulatory authority.  The Borrower shall comply with all laws applicable to the Borrower and comply with all agreements to which the Borrower is a party, the violation of which could reasonably be expected to have a material adverse effect on the business or financial condition of the Borrower.

VI.3         Maintenance of Properties.  The Borrower shall maintain and preserve all of the material tangible assets or properties of the Borrower necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.  The Borrower will maintain and promptly renew from time to time as necessary all material licenses, approvals, registrations and authorizations as may be required under applicable law with respect to the intangible assets or properties of the Borrower necessary or useful in the proper conduct of its business.

VI.4         Notice of Certain Events.  The Borrower shall promptly notify the Guarantor in writing of any (x) Default or Event of Default (y) any “Default” or “Event of Default” as such terms are defined under the Credit Agreement or (z) any “Default” or “Event of Default” as such term is defined under the Senior Secured Credit Agreement, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto.

VI.5         Obtaining Requisite Approval.  Promptly after the Date of Issuance, the Parent shall prepare and file with the SEC under the Exchange Act, and shall use its best efforts to have cleared by the SEC, and promptly thereafter shall mail to its stockholders, a proxy or information statement and, if applicable, form of proxy with respect to the next regularly scheduled annual meeting of the Parent’s stockholders, which proxy statement shall (in addition to such other content as the Parent determines to include) (i) recommend to the Parent’s stockholders the approval of the issuance of the Warrants to be issued pursuant to the terms of this Agreement (provided, that such recommendation of the Parent and its Board of Directors shall be subject to fiduciary obligations of the Board of Directors to the Parent’s stockholders under applicable law and as advised by counsel) and (ii) solicit such approval from the Parent’s stockholders.  The term “Proxy Statement” means such proxy or information statement at the time it initially is mailed to the Parent’s stockholders and all amendments or supplements thereto, if any, similarly filed and mailed.  The Parent shall use its best efforts to respond promptly to any comments made by the SEC with respect to the Proxy Statement and cause the Proxy Statement and related form of proxy to be mailed to its stockholders at the earliest practicable time.  The Parent shall take all action necessary, in accordance with applicable law and the Parent’s Certificate of Incorporation and By-laws, to duly call, give notice of, convene and hold its next regularly scheduled annual meeting, and to cause the Requisite Approval to be voted upon by the Parent’s stockholders at such meeting.

ARTICLE VII

NEGATIVE COVENANTS

Until the later of the full and complete release of the Interest Guaranty and the full and complete satisfaction of all obligations to the Guarantor hereunder, unless the Guarantor otherwise expressly consents in writing:

VII.1        Indebtedness.  The Borrower shall not, directly or indirectly create, incur, assume, extend the maturity of, or otherwise become directly or indirectly liable with respect to, any Indebtedness other than (i) Indebtedness under this Agreement (ii) Indebtedness the incurrence of which is not prohibited by the Credit Agreement or the Senior Secured Credit Agreement or (iii) unsecured Indebtedness that is subordinated in right of payment to Indebtedness under this Agreement.

VII.2        Liens.  The Borrower shall not, directly or indirectly, create, incur, assume, or permit to exist any Lien upon or with respect to any of its assets or properties, whether now owned or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income to secure any Indebtedness, except as the incurrence of which is not prohibited  by the Credit Agreement or the Senior Secured Credit Agreement.

VII.3        Merger, Consolidation, Sale of Assets.  The Borrower will not voluntarily liquidate or dissolve, or consolidate or merge with or into any other person, or permit any other person to consolidate with or merge into it or participate in a share exchange with or sell, lease, transfer, contribute or otherwise dispose of any of its assets or properties to any other person (other than sales of inventory and worn out and obsolete assets in the ordinary course of business) or to extend, modify, terminate or enter into any license manufacturing or distribution agreement, except as permitted by the Credit Agreement or the Senior Secured Credit Agreement.

VII.4        Securities, Dividends, Etc.  The Borrower shall not:  (i) declare or pay any cash or asset dividend on any of its shares or make any other distribution or disposition of any assets or properties to stockholders in respect of its shares (or otherwise), or make, or commit to make, any payment on account of the purchase, redemption, conversion, exchange or other retirement of any of its shares or warrants or options therefor (ii) sell, transfer, issue any of its share capital, (iii) authorize any stock split or recapitalization, or (iv) issue any share capital, options, warrants or other securities convertible or exchangeable for any share capital or other securities of the Borrower.

ARTICLE VIII

EVENTS OF DEFAULT

Unless cured within thirty (30) days after written notice to the Borrower of a particular default or, in any case where such default is susceptible to cure by Borrower but cannot with due diligence be cured within such thirty (30) day period, such longer period (not to exceed one hundred twenty (120) days) as is required diligently to effect the cure of such default, but only so long as Borrower promptly notifies Guarantor of its intention to cure and commences cure of such default within such thirty (30) day period and at all times thereafter prosecutes such cure with all due diligence to completion (except for the occurrences of any of the events described in subsections 8.1, 8.3, 8.6, 8.7, 8.8 and 8.9, as to which no such notice shall be required hereunder), the occurrence of any of the following events shall be an “Event of Default” hereunder:

VIII.1      Issuances.  The Borrower or Parent, as applicable, shall fail to issue to the Guarantor any Notes or Warrants by the date when such Notes or Warrants are due to be issued pursuant to the terms of this Agreement.

VIII.2      Misrepresentation.  Any representation or warranty of the Borrower or Parent, (a) contained in this Agreement or any of the other Borrower Documents, or (b) contained in any certificate delivered in connection with the Borrower Documents shall prove to have been false or misleading in any material respect when made.

VIII.3      Other Documents.  There shall occur with respect to the Borrower an event of default under any of the Loan Documents, any of the Senior Loan Documents, or any other Borrower Documents, subject to any notice and cure periods set forth therein.

VIII.4      Invalidity.  Any payment obligation of the Borrower under this Agreement or under any of the Notes, or any obligation to issue Common Stock under any of the Warrants, shall at any time for any reason cease to be valid and binding on the Borrower or Parent, as applicable, or the validity or enforceability thereof shall be contested or denied by the Borrower or Parent, as the case may be, or any governmental agency or authority; provided, however, that so long as the Borrower or Parent, as the case may be, is not in default with respect to any such payment or issuance obligation and continues to pay or issue all thereof, then the occurrence of any event specified in this Section 8.4 shall not constitute an Event of Default.

VIII.5      Other Indebtedness.  The Borrower shall (a) fail to make any payment of any Indebtedness exceeding $5,000,000.00 when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or (b) otherwise breach any agreement or instrument relating to any such Indebtedness, where the effect of such breach is to accelerate, or to permit the acceleration of, the maturity of any such Indebtedness, in each case, where such failure or breach has a materially adverse impact upon the Borrower.

VIII.6      Involuntary Proceedings.  Without the application or consent of the Borrower or Parent, (i) a receiver, trustee, custodian or similar officer shall be appointed for the Borrower or

Parent, or for any substantial part of Borrower’s or Parent’s property, or (ii) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceedings under the laws of any jurisdiction shall be instituted (by petition, application, or otherwise) against the Borrower or Parent; and such appointment or proceedings shall remain undischarged or undismissed for a period of sixty (60) days.

VIII.7      Voluntary Proceedings.  The Borrower or Parent shall (a) admit in writing its inability to pay its debts when due, or (b) make a general assignment for the benefit of creditors, or (c) apply for or consent to the appointment of any receiver, trustee, custodian, or similar officer for the Borrower or Parent, or for any substantial part of such person’s property, or (d) institute (by petition, application, or otherwise) or consent to any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation, or similar proceedings under the laws of any jurisdiction against the Borrower or Parent, or (e) approve or adopt any resolution or otherwise authorize action to approve any of the foregoing.

VIII.8      Dissolution.  If the Borrower or Parent shall dissolve.

VIII.9      Breach of Covenants.  The Borrower or Parent shall fail to perform or observe any term, covenant or condition contained in this Agreement.

ARTICLE IX

REMEDIES

IX.1         Acceleration.  Subject to Article X hereof, upon the occurrence of an Event of Default:

(a)           the Guarantor shall have the option to declare all sums then owing to the Guarantor hereunder immediately due and payable by the Borrower to the Guarantor, without presentment, demand, protest, or notice of any kind (“Acceleration”); provided, that upon the occurrence of any Event of Default described in Section 8.6 or Section 8.7 (collectively, “Bankrupty Defaults”), the above-described sums shall automatically become immediately due and payable without the necessity of any such declaration by the Guarantor;

(b)           the Guarantor shall have all the rights and remedies provided herein, in the other Borrower Documents and under applicable law; and

(c)           for the avoidance of doubt, and subject to Section 9.4, until the prior irrevocable payment in full in cash or Cash Equivalents of all Senior Debt, the Guarantor shall not exercise any rights or remedies in respect of any Event of Default other than Acceleration upon the occurrence of Bankruptcy Defaults.

IX.2         Setoff; Waiver of Setoff.  Upon the occurrence of an Event of Default, the Guarantor may, subject to the provisions of Article X, Subordination, at any time and from time to time, without notice to the Borrower or any other person (any such notice being expressly waived), set off and appropriate and apply, against and on account of any obligations and liabilities of the Borrower to the Guarantor arising under or connected with this Agreement and the other Borrower Documents in such manner and order of priority as Guarantor may elect, irrespective of whether or not the Guarantor shall have made any demand therefore, and although such obligations and liabilities may be contingent or unmatured.

IX.3         Defaults Under Other Documents.  The Guarantor shall have the right to cure any default under any of the Borrower Documents, the Loan Documents or the Senior Loan Documents, but shall have no obligation to do so except as provided in the Interest Guaranty for the benefit of the Lenders only.

9.4           Bankruptcy.  Until the Lenders (as defined in the Senior Secured Credit Agreement) under the Senior Secured Credit Agreement have been paid in full in cash, the Guarantor shall not assert any claim, motion, objection or argument in connection with any bankruptcy, insolvency or other similar proceeding of the Borrower (other than the filing of a proof of claim), unless so directed by the Senior Administrative Agent.

9.5           Remedies Cumulative.  All remedies of the Guarantor provided for in this Agreement are cumulative and shall be in addition to any and all other rights and remedies available under the other Borrower Documents or any other document or by law or equity.  No exercise by the Guarantor of any right or remedy shall in any way constitute a cure or waiver of any Event or Default hereunder, or invalidate any act done pursuant to any notice of default, or prejudice the Guarantor in the exercise of any other right or remedy available to the Guarantor.  No failure on the part of the Guarantor to exercise, and no delay in exercising, any right or remedy shall operate as a waiver or otherwise preclude enforcement of any of its rights and remedies; nor shall any single or partial exercise of any right or remedy preclude any further exercise thereof or of any other right or remedy.  The Guarantor need not resort to any particular right or remedy before exercising or enforcing any other remedy.

9.6           Waivers.  Borrower and Parent each hereby waives and agrees not to assert or take advantage of:

(a)           any right to require the Guarantor to proceed against any person or to proceed against or exhaust any security held by the Guarantor at any time or to pursue any other remedy in Guarantor’s power before proceeding against Borrower or Parent hereunder;

(b)           any demand, presentment for payment, notice of non-payment, protest, notice of protest and all other notices of any kind, or of any action or non-action on the part of the Guarantor;

(c)           any defense based upon an election of remedies by Guarantor; and

(d)           any duty or obligation on the Guarantor’s part to perfect, protect, not impair, retain or enforce any security for the payment of the Indebtedness or performance of any of the other obligations guaranteed hereby.

ARTICLE X

SUBORDINATION

X.1          Obligations Subordinated to Senior Debt.  Each of the Borrower and the Guarantor covenants and agrees that payment of all Reimbursement Obligations shall be subordinated and junior in right of payment to the prior irrevocable payment in full in cash or Cash Equivalents of all Senior Debt, that such subordination is for the benefit of, and shall be enforceable directly by, the holders of the Senior Debt, and that each holder of Senior Debt whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Debt in reliance upon the covenants and provisions contained in this Agreement.

X.2          Suspension of Payment.  (a)  Unless and until all obligations in respect of Senior Indebtedness have been repaid in full in cash or Cash Equivalents, neither the Borrower nor any person on its behalf shall make any cash payment of any kind or character with respect to any Reimbursement Obligations; provided, however, that the foregoing shall not prohibit any payment made by means of the issuance of additional Notes as provided herein.  From and after the date on which all obligations in respect of Senior Indebtedness have been repaid in full in cash or Cash Equivalents, if any default or event of default occurs and is continuing with respect to any Senior Subordinated Indebtedness, as any such default or event of default is defined in the instrument creating or evidencing such Senior Subordinated Indebtedness, and if the Administrative Agent gives notice of the default or event of default to the Borrower or the Guarantor (a “Default Notice”), then, unless and until such event of default has been cured or waived or has ceased to exist or the Borrower or the Guarantor receives notice thereof from the Administrative Agent or all obligations in respect of  Senior Subordinated Indebtedness have been repaid in full in cash or Cash Equivalents, neither the Borrower nor any person on its behalf shall make any cash payment of any kind or character with respect to any Reimbursement Obligations, and the Guarantor shall not demand payment, accelerate the maturity of the Notes or pursue any rights or remedies in respect of the Reimbursement Obligations until all obligations in respect of Senior Subordinated Indebtedness have been repaid in full in cash or Cash Equivalents, or a Bankruptcy Default shall have occurred and be continuing.

(b)           In the event that, notwithstanding the foregoing, any payment shall be received by the Guarantor when such payment is prohibited by Section 10.1, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the Senior Administrative Agent (for the ratable benefit of the lenders under the Senior Secured Credit Agreement (the “Senior Lenders”) or, if the Senior Indebtedness has been repaid in full, the Administrative Agent (for the ratable benefit of the Lenders).  The Borrower and the Guarantor shall be entitled to rely on information regarding amounts then due and owing on the Senior Debt, if any, received from the Senior Administrative Agent or the Administrative Agent, as the case may be.

(c)           Except as set forth in Section 10.2(a), nothing contained in this Section 10.2 shall limit the right of the Guarantor to take any action to accelerate the maturity of the Notes or to pursue any rights or remedies hereunder upon the occurrence of any Bankruptcy Default; provided that all Senior Debt thereafter due or declared to be due shall first be paid in full in cash or Cash Equivalents before the Guarantor is entitled to receive any payment of any kind or character with respect to obligations on the Notes or the other Borrower Documents or to take any other action (including commencement of any legal proceedings or other enforcement action) other than filing a proof of claim in any insolvency proceedings involving Borrower.

X.3          Notes Subordinated to Prior Payment of All Senior Debt on Dissolution, Liquidation or Reorganization of Borrower.  (a)  Upon any payment or distribution of assets of the Borrower of any kind of character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Borrower, as the case may be, or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Borrower, as the case may be, or its property, whether voluntary or involuntary, all obligations due or to become due upon all Senior Debt, shall first be paid in full in cash or Cash Equivalents, or such payment shall be duly provided for to the satisfaction of the Senior Administrative Agent (for the ratable benefit of the Senior Lenders) or, if the Senior Indebtedness has been repaid in full, the Administrative Agent (for the ratable benefit of the Lenders), before any payment or distribution of any kind or character is made on account of any Reimbursement Obligations.  Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of the Borrower of any kind or character, whether in cash, property or securities, to which the Guarantor under this Agreement would be entitled, except for the provisions hereof, shall be paid by the Borrower, or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Guarantor under this Agreement if received by it, directly to the Senior Administrative Agent (for the ratable benefit of the Senior Lenders) or, if the Senior Indebtedness has been repaid in full, the Administrative Agent (for the ratable benefit of the Lenders), for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Debt.

(b)           To the extent any payment of Senior Debt (whether by or on behalf of the Borrower, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

(c)           In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Borrower of any kind or character, whether in cash, property or securities, shall be received by the Guarantor when such payment or distribution is prohibited by Section 10.1, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the Senior Administrative Agent (for the ratable benefit of the Senior Lenders) or, if the Senior Indebtedness has been repaid in full, the Administrative Agent (for the ratable benefit of the Lenders)  for application to the payment of such Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

X.4          Guarantor To Be Subrogated to Rights of Holders of Senior Debt.  Subject to the irrevocable payment in full in cash or Cash Equivalents of all Senior Debt, the Guarantor shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Borrower applicable to the Senior Debt until the Notes shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Debt by or on behalf of the Borrower or by or on behalf of the Guarantor by virtue of this Section 10.4 which otherwise would have been made to the Guarantor shall, as between the Borrower and the Guarantor, be deemed to be a payment by the Borrower, to or on account of the Senior Debt, it being understood that the provisions of this Section 10.4 are and are intended solely for the purpose of defining the relative rights of the Guarantor, on the one hand, and the holders of the Senior Debt, on the other hand.

X.5          No Waiver of Subordination Provisions.  (a)  No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or by any act or failure to act by any such holder, or by any non-compliance by the Borrower or the Guarantor with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

(b)           Without limiting the generality of subsection (a) of this Section 10.5, the Senior Administrative Agent (for the ratable benefit of the Senior Lenders) or the Administrative Agent (for the ratable benefit of the Lenders) may, at any time and from time to time, without the consent of or notice to the Guarantor, without incurring responsibility to the Guarantor and without impairing or releasing the subordination provided in this Section 10 or the obligations hereunder of the Guarantor to the holders of Senior Debt, do any one or more of the following:  (1) change the manner, place, terms or time of payment of, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (3) release any person liable in any manner for the collection or payment of Senior Debt; and (4) exercise or refrain from exercising any rights against the Borrower and any other person.

X.6          This Section 10 Not To Prevent Events of Default.  The failure to make a payment on account of any Reimbursement Obligation by reason of any provision of this Section 10 shall constitute an Event of Default.

X.7          Effect on Senior Subordinated Indebtedness.  No amendment of this Agreement shall adversely affect the rights of any holder of Senior Debt under this Section 10, without the consent of the Senior Administrative Agent or the Administrative Agent, as the case may be.

ARTICLE XI

REGISTRATION RIGHTS

XI.1         Registration Rights.  (a)  If, after the date hereof but prior to the termination of all Warrants, the Parent shall decide to register any of its securities either for its own account or the account of any holders of its Common Stock, other than a registration relating solely to employee benefit plans, or a registration relating to a corporate reorganization or other transaction on Form S-4 (or any successor or similar form), or a registration on any registration form that does not permit secondary sales, the Parent will promptly give to the Guarantor written notice thereof; and use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 11.1(b) below, and in any underwriting involved therein, all the shares of Common Stock issuable upon exercise of Warrants (“Registrable Securities”) specified in a written request or requests, made by the Guarantor and received by the Parent within twenty (20) Business Days after the written notice from the Parent described above is mailed or delivered by the Parent.  Such written request may specify all or a part of the Guarantor’s Registrable Securities.  The Parent shall bear all expenses in connection with any such registration.

(b)           If the registration of which the Parent gives notice is for a registered public offering involving an underwriting, the Parent shall so advise the Guarantor as part of the written notice given pursuant to Section 11.1(a).  In such event, the right of the Guarantor to registration pursuant to this Section 11.1 shall be conditioned upon the Guarantor’s participation in such underwriting and the inclusion of the Guarantor’s Registrable Securities in the underwriting to the extent provided herein.  All holders proposing to distribute their securities through such underwriting shall (together with the Parent and the other holders of securities of the Parent with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Parent.  Notwithstanding any other provision of this Section 11.1, if the representative of the underwriters advises the Parent in writing that marketing factors make a limitation on the number of shares to be underwritten appropriate, the representative may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting.  In such event, the Parent shall so advise the Guarantor.  If the Guarantor does not agree to the terms of any such underwriting, it shall be excluded therefrom by written notice from the Parent or the underwriter.  Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

(c)           Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the Parent agrees to use its best efforts to:

(i)            Make and keep public information regarding the Parent available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Parent for an offering of its securities to the general public;

(ii)           File with the SEC in a timely manner all reports and other documents required of the Parent under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements;

(iii)          So long as any unexercised Warrants are held by the Guarantor, furnish to the Guarantor forthwith upon written request a written statement by the Parent as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Parent, and such other reports and documents so filed as the Guarantor may reasonably request in availing itself of any rule or regulation of the SEC allowing the Guarantor to sell any such securities without registration.

(d)           Termination of Registration Rights.  The right of the Guarantor to request registration or inclusion in any registration shall terminate if all shares of Registrable Securities may immediately be sold under Rule 144 or Rule 145 under the Securities Act during any ninety (90) day period.

ARTICLE XII

NOTICES

XII.1       Notices.  All notices and other communications hereunder shall be in writing and shall be delivered by hand, by prepaid telegram, by telecopy, or by registered or certified U.S. mail, return receipt requested (postage prepaid), to the notice addresses set forth in Subsection 1.1 or to such other addresses as the parties may provide to one another in accordance with this Section.  Such notices and other communications shall, if sent by mail in accordance with this Section, be deemed given seven (7) Business Days after deposit in the U.S. mail, and if sent by any other method, shall be effective only if and when received by the addressee.

ARTICLE XIII

INDEMNIFICATION

XIII.1      Indemnification.  To the maximum extent permitted by law, and subject to Article X hereof, the Borrower and Parent hereby indemnify and hold harmless the Guarantor, its officers, directors, employees and agents (collectively, the “Indemnitees”) from and against any and all claims, damages, losses, liabilities, reasonable costs and expenses (including reasonable attorney’s fees and expenses of counsel) which any Indemnitee may incur (or which may be claimed against the Indemnitee by any person or entity whatsoever) by reason of or in connection with any breach by the Borrower or Parent of any representation, warranty or covenant made in or pursuant to this Agreement.

ARTICLE XIV

SUCCESSORS AND ASSIGNS

XIV.1      Successors and Assigns.  This Agreement is a continuing obligation and shall be binding upon the Guarantor, the Borrower and Parent and their respective successors, transferees and assigns; provided, however, that neither the Borrower nor the Parent may assign all or any part of this Agreement without the prior written consent of the Guarantor as provided for herein.

ARTICLE XV

MISCELLANEOUS PROVISIONS

XV.1       Relationship Among Parties.  The relationship arising hereunder between the Guarantor, on the one hand,  and the Borrower and Parent, on the other hand, is that of a guarantor and a principal and not a joint venture or partnership relationship.  The Guarantor shall not have any fiduciary duties to Borrower or Parent in connection with this Agreement or the exercise by Borrower or Parent of their respective rights hereunder.

XV.2       Governing Law.  This Agreement shall be governed, construed and enforced in accordance with the internal laws of the State of New York.

XV.3       Permitted Contests.  The Borrower and Parent shall have the right, before any delinquency occurs, to contest or object in good faith to any claim, demand, levy or assessment (other than in respect of Indebtedness or Contractual Obligations of the Borrower and Parent under any of the Borrower Documents), by appropriate legal proceedings which are, in the Guarantor’s judgment, not prejudicial to the Guarantor’s rights, but such right to challenge shall not be deemed or construed as in any way relieving, modifying or providing any extension of time with respect to the Borrower’s or Parent’s covenant to pay and comply with any such claim, demand, levy or assessment, unless the Borrower or Parent shall have given prior written notice to the Guarantor of the Borrower’s or Parent’s intent to so contest or object thereto, and unless (i) the Borrower or Parent shall have demonstrated to the Guarantor’s reasonable satisfaction that such legal proceedings shall conclusively operate to prevent enforcement prior to final determination of such proceedings, and (ii) the Borrower or Parent shall have furnished such bond, surety, undertaking, or other security in connection therewith as is either required by law or, if there is no such requirements, as requested by and reasonably satisfactory to the Guarantor.

XV.4       Survival of Representations and Warranties.  All covenants, agreements, representations and warranties made in this Agreement, the Borrower Documents and in any related certificates shall survive the execution and delivery of this Agreement and the issuance of the Interest Guaranty, and shall continue until any and all sums payable under this Agreement and all obligations which are secured by the other Borrower Documents, shall have been paid and performed in full.

XV.5       WAIVER OF JURY TRIAL.  EACH OF THE BORROWER AND THE GUARANTOR, TO THE EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OF THE OTHER BORROWER DOCUMENTS OR ANY CONDUCT, ACT OR OMISSION OF BORROWER,  PARENT OR THE GUARANTOR OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH BORROWER, PARENT OR THE GUARANTOR IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

XV.6       Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions or affecting the validity or enforceability of such provision in any other jurisdiction.

XV.7       Counterparts.  This Agreement may be executed in any number of counterparts and by different parties in separate counterparts and it shall not be necessary that the signature of all parties hereto be contained on any one counterpart hereof, each counterpart, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute but one and the same Agreement.

XV.8       Time of Essence.  Time is of the essence of this Agreement and of each provision in which time is an element.

XV.9       Limits on Obligations.  The Guarantor shall not be obligated to cure any defaults under the Borrower Documents or otherwise, or in any other manner to extend any financial consideration to the Borrower or Parent, except as expressly provided in this Agreement.

XV.10     Headings.  Section and other headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

XV.11     No Waiver, Remedies.  The Guarantor shall have the right (but not the obligation) to waive any condition, covenant and Event of Default hereunder, in its sole discretion.  No failure on the part of the Guarantor to exercise, and no delay in exercising, any right under this Agreement or the other Borrower Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement or the other Borrower Documents preclude any other or further exercise thereof or the exercise of any other right.  Except to the extent that the Guarantor has specifically and expressly waived such remedies in this Agreement or otherwise, the remedies provided in this Agreement or the other Borrower Documents are cumulative and not exclusive of any remedies provided herein or therein or by law.

XV.12     No Third Party Rights.  With the exception of the provisions of Article X, Subordination, neither this Agreement nor anything set forth herein is intended to, nor shall it, confer any rights on any person or entity other than the parties hereto, and all third party rights are expressly negated.  Notwithstanding the foregoing, the holders of Senior Debt are express third party beneficiaries of the provisions hereof.

XV.13     Amendments and Miscellaneous Waivers.  Any provision of this Agreement or any other Borrower Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Guarantor and the other parties thereto.

XV.14     Exhibits.  The exhibits and the appendix attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.

XV.15     Usury Savings Clause.  The provisions of this Agreement and of all agreements between Borrower, Parent and Guarantor, whether now existing or hereafter arising and whether written or oral, are hereby and shall be expressly limited so that in no contingency or event whatsoever shall the amount contracted for, charged, received, paid or agreed to be paid to Guarantor for the use, forbearance or retention of the money to be advanced hereunder or under the Interest Guaranty on behalf of Borrower (“Interest”) shall exceed the maximum amount permissible under applicable law.  If, from any circumstance whatsoever, performance or fulfillment of any provision hereof, or of any agreement between Borrower, Parent and the Guarantor shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for Interest prescribed by law, then ipso facto the obligation to be performed or fulfilled shall be reduced to such limit and if, from any circumstance whatsoever, Guarantor should ever receive anything of value deemed Interest by applicable law in excess of the maximum lawful amount, the amount which would be excessive Interest shall be applied to the reduction of the principal balance owing hereunder, whether or not then due and payable, or, at the option of Guarantor, be paid over to Borrower or Parent, as the case may be, and not to the payment of Interest.  All Interest (including any amounts or payments deemed to be Interest) paid or agreed to be paid to Guarantor shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal balance due hereunder so that the Interest hereon for such full period will not exceed the maximum amount permitted by applicable law.

[Signature page follows.]

COUNTERPART SIGNATURE PAGE

TO REIMBURSEMENT AGREEMENT

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their respective duly authorized officers and representatives as of the date first above written.

BORROWER:	SUPERIOR TELECOMMUNICATIONS, INC. a Delaware corporation

By:
Name: Stewart H. Wahrsager
Title: Secretary

PARENT:	SUPERIOR TELECOM INC., a Delaware corporation

By:
Name: Stewart H. Wahrsager
Title: Secretary

GUARANTOR:	THE ALPINE GROUP, INC., a Delaware corporation

By:
Name: Bragi F. Schut
Title: Executive Vice President

LIST OF EXHIBITS

EXHIBIT A      -          Form of Note

EXHIBIT B       -          Form of Series 1 Warrant

EXHIBIT C       -          Form of Series 2 Warrant

TABLE OF CONTENTS

R E C I T A L S:

ARTICLE I INFORMATIONAL PROVISIONS AND DEFINITIONS
1.1	Informational Provisions
1.2	Defined Terms
1.3	Accounting Terms
1.4	Other Definitional Provisions

ARTICLE II REIMBURSEMENT AND OTHER PAYMENTS
2.1	Reimbursement for Obligations Paid by Guarantor under Interest Guaranty
2.2	Fees
2.3	Expenses and Legal Fees
2.4	Computation of Interest
2.5	No Offset or Deduction; Taxes
2.6	Optional Redemption.
2.7	Maturity
2.8	Special Refinance Option
2.9	Limitation on Payments

ARTICLE III CONDITIONS PRECEDENT TO THE ISSUANCE OF THE GUARANTY
3.1	Execution and Delivery of Closing Documents
3.2	Representations Correct; No Default
3.3	Other Requirements

ARTICLE IV OBLIGATIONS UNCONDITIONAL
4.1	Obligations Unconditional

ARTICLE V REPRESENTATIONS ANDWARRANTIES OF THE BORROWER AND PARENT
5.1	Organization
5.2	Power and Authority
5.3	No Conflicts

ARTICLE VI AFFIRMATIVE COVENANTS
6.1	Inspection.
6.2	Corporate Existence; Compliance
6.3	Maintenance of Properties
6.4	Notice of Certain Events

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6.5	Obtaining Requisite Approval

ARTICLE VII NEGATIVE COVENANTS
7.1	Indebtedness
7.2	Liens
7.3	Merger, Consolidation, Sale of Assets
7.4	Securities, Dividends, Etc.

ARTICLE VIII EVENTS OF DEFAULT
8.1	Issuances
8.2	Misrepresentation
8.3	Other Documents
8.4	Invalidity
8.5	Other Indebtedness
8.6	Involuntary Proceedings
8.7	Voluntary Proceedings
8.8	Dissolution
8.9	Breach of Covenants

ARTICLE IX REMEDIES
9.1	Acceleration
9.2	Setoff; Waiver of Setoff
9.3	Defaults Under Other Documents
9.5	Remedies Cumulative
9.6	Waivers

ARTICLE X SUBORDINATION
10.1	Obligations Subordinated to Senior Debt
10.2	Suspension of Payment
10.3	Notes Subordinated to Prior Payment of All Senior Debt on Dissolution, Liquidation or Reorganization of Borrower
10.4	Guarantor To Be Subrogated to Rights of Holders of Senior Debt
10.5	No Waiver of Subordination Provisions
10.6	This Section 10 Not To Prevent Events of Default
10.7	Effect on Senior Subordinated Indebtedness

ARTICLE XI REGISTRATION RIGHTS
11.1	Registration Rights

ARTICLE XII NOTICES
12.1	Notices

ARTICLE XIII INDEMNIFICATION
13.1	Indemnification

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ARTICLE XIV SUCCESSORS AND ASSIGNS
14.1	Successors and Assigns

ARTICLE XV MISCELLANEOUS PROVISIONS
15.1	Relationship Among Parties
15.2	Governing Law
15.3	Permitted Contests
15.4	Survival of Representations and Warranties
15.5	WAIVER OF JURY TRIAL
15.6	Severability
15.7	Counterparts
15.8	Time of Essence
15.9	Limits on Obligations
15.10	Headings
15.11	No Waiver, Remedies
15.12	No Third Party Rights
15.13	Amendments and Miscellaneous Waivers
15.14	Exhibits
15.15	Usury Savings Clause

LIST OF EXHIBITS

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EXHIBIT A

FORM OF PIK NOTE

$[AMOUNT]	New York, New York

[DATE]

FOR VALUE RECEIVED, SUPERIOR TELECOMMUNICATIONS INC. (the “Borrower”), a Delaware corporation, hereby promises to pay to THE ALPINE GROUP, INC., a Delaware corporation or its registered assigns (the “Holder”), in lawful money of the United States of America in immediately available funds, at the office of the Holder located at One Meadowlands Plaza, East Rutherford, New Jersey  07073, or to an account as otherwise directed by the Holder, on the Maturity Date the principal sum of [AMOUNT] Dollars and [AMOUNT]  Cents ($[AMOUNT]), due to the Holder from the Borrower pursuant to that certain Reimbursement Agreement dated as of November 30, 2001 (the “Reimbursement Agreement”) made by and among the Borrower, the Holder and Superior Telecom Inc., a Delaware corporation.  Capitalized terms not defined herein have the meaning given to them in the Reimbursement Agreement.

The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and otherwise on the terms set forth in Section 2.1 of the Reimbursement Agreement.

This PIK Note (this “Note”) evidences obligations of the Borrower under,  and has been issued by the Borrower in accordance with, the terms of the Reimbursement Agreement.  The Holder and any subsequent holder hereof is entitled to the benefits of the Reimbursement Agreement and of the other Borrower Documents.

This Note shall become due and payable (unless otherwise accelerated in accordance with the terms hereof or of the Reimbursement Agreement), including accrued and unpaid interest, on December 27, 2008; provided, however, in no event shall this Note be payable until at least 366 days after the payment in full of the Senior Subordinated Indebtedness (as the same may be amended or extended from time to time).

This Note is subject to subordination and voluntary redemption, as provided in the Reimbursement Agreement.

The Borrower irrevocably authorizes the Holder to make or cause to be made, at or about the time of making any advance or the receipt of any payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such advance or the receipt of such payment.  The outstanding amount set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Holder shall be prima facie evidence of the principal amount thereof owing and unpaid to the Holder, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Reimbursement Agreement to make payments of principal of and interest on this Note when due.

In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Reimbursement Agreement.

The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

THIS NOTE SHALL BE GOVERNED AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

SUPERIOR TELECOMMUNICATIONS INC.

By:
Name:
Title:

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Date	Principal Amount of Note	Amount of Principal Paid or Prepaid	Balance of Principal Unpaid	Notation Made By:

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EXHIBIT B

FORM OF SERIES 1 WARRANT

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

SUPERIOR TELECOM INC.

WARRANT

Warrant No. [ ]	Dated: , 200 .

Superior Telecom Inc., a Delaware corporation (the “Company”), hereby certifies that, for value received, The Alpine Group, Inc. or its registered assigns (the “Holder”), is entitled to purchase from the Company up to a total of [       ] shares of common stock, $.01 par value per share (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price equal to $1.41 per share (as adjusted from time to time as provided in Section 8, the “Exercise Price”), at any time and from time to time from and after the date hereof and through and including the date that is three years after the date hereof (the “Expiration Date”), and subject to the following terms and conditions.

1.             Definitions.  In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Reimbursement Agreement, dated as of November 30, 2001, among The Alpine Group, Inc., Superior Telecommunications Inc. and the Company (the “Agreement”).

2.             Registration of Warrant.  The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3.             Registration of Transfers.  The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Transfer Agent or to the Company at its address specified herein.  Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder.  The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

4.             Exercise and Duration of Warrants.

(a)           This Warrant shall be exercisable by the registered Holder at any time and from time to time on or after the date hereof to and including the Expiration Date.  At 6:30 P.M., New York City time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value.

(b)           A Holder may exercise this Warrant by delivering to the Company (i) an Exercise Notice, in the form attached hereto, appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (which may take the form of a “cashless exercise” if so indicated in the Exercise Notice), and the date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.”  The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder.  Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

5.             Delivery of Warrant Shares.

(a)           Upon exercise of this Warrant, the Company shall promptly (but in no event later than three Trading Days after the Exercise Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends unless a registration statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder is not then effective and the Warrant Shares are not freely transferable without volume restrictions pursuant to Rule 144 under the Securities Act.  The Holder, or any Person so designated by the Holder to receive Warrant Shares, shall be deemed to have become holder of record of such Warrant Shares as of the Exercise Date.  The Company shall, upon request of the Holder, use its best efforts to deliver Warrant Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions.

(b)           This Warrant is exercisable, either in its entirety or, from time to time, for a portion of the number of Warrant Shares.  Upon surrender of this Warrant following one or more partial exercises, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

(c)           The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach

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by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares.

6.             Charges, Taxes and Expenses.   Issuance of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder.  The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

7.             Reservation of Warrant Shares.  The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 8). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

8.             Certain Adjustments.  The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 8.

(a)           Stock Dividends and Splits.  If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b)           Pro Rata Distributions.  If the Company, at any time while this Warrant is outstanding, distributes to all holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each

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case, “Distributed Property”), then in each such case the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution shall be adjusted (effective on such record date) to equal the product of such Exercise Price times a fraction of which the denominator shall be the average of the Closing Prices for the five Trading Days immediately prior to (but not including) such record date and of which the numerator shall be such average less the then fair market value of the Distributed Property distributed in respect of  one outstanding share of Common Stock, as determined in accordance with the Company’s books and records by the Company’s independent certified public accountants that regularly examine the financial statements of the Company (an “Appraiser”), and, if the Holder so requests, the Company shall cause the Appraiser to deliver to the Holder a certificate setting forth in reasonable detail its calculations of such fair market value.

(c)           Fundamental Transactions.  If, at any time while this Warrant is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the “Alternate Consideration”).  The aggregate Exercise Price for this Warrant will not be affected by any such Fundamental Transaction, but the Company shall apportion such aggregate Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.

(d)           Subsequent Equity Sales.

(i)            If, at any time while this Warrant is outstanding, the Company or any Subsidiary issues additional shares of Common Stock or rights, warrants, options or other securities or debt convertible, exercisable or exchangeable for shares of Common Stock or otherwise entitling any Person to acquire shares of Common Stock (collectively, “Common Stock Equivalents”) at an effective net price to the Company per share of Common Stock (the “Effective Price”) less than the Exercise Price (as adjusted hereunder to such date) (the “Adjustment Price”), then the Exercise Price shall be reduced to equal the product of (A) the Exercise Price in effect immediately prior to such issuance of Common Stock or Common Stock Equivalents times (B) a fraction, the numerator of which is the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issuance, plus (2) the number of shares of Common Stock

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which the aggregate Effective Price of the Common Stock issued (or deemed to be issued) would purchase at the Adjustment Price, and the denominator of which is the aggregate number of shares of Common Stock outstanding or deemed to be outstanding immediately after such issuance.  For purposes of this paragraph, in connection with any issuance of any Common Stock Equivalents, (A) the maximum number of shares of Common Stock potentially issuable at any time upon conversion, exercise or exchange of such Common Stock Equivalents (the “Deemed Number”) shall be deemed to be outstanding upon issuance of such Common Stock Equivalents, (B) the Effective Price applicable to such Common Stock shall equal the minimum dollar value of consideration payable to the Company to purchase such Common Stock Equivalents and to convert, exercise or exchange them into Common Stock (net of any discounts, fees, commissions and other expenses), divided by the Deemed Number, and (C) no further adjustment shall be made to the Exercise Price upon the actual issuance of Common Stock upon conversion, exercise or exchange of such Common Stock Equivalents; provided, however, that, in the event of any change in the number of shares of Common Stock deliverable upon conversion, exercise or exchange of such Common Stock Equivalents, the Exercise Price shall be recomputed to reflect such change.

(ii)           If, at any time while this Warrant is outstanding, the Company or any Subsidiary issues Common Stock Equivalents with an Effective Price or a number of underlying shares that floats or resets or otherwise varies or is subject to adjustment based (directly or indirectly) on market prices of the Common Stock (a “Floating Price Security”), then for purposes of applying the preceding paragraph in connection with any subsequent exercise, the Effective Price will be determined separately on each Exercise Date and will be deemed to equal the lowest Effective Price at which any holder of such Floating Price Security is entitled to acquire Common Stock on such Exercise Date (regardless of whether any such holder actually acquires any shares on such date).

(iii)          Notwithstanding the foregoing, no adjustment will be made under this paragraph (d) (A) in respect of any grant of options or restricted stock to employees, officers or directors of the Company pursuant to any stock option plan, restricted stock plan or employment agreement duly adopted or approved by the Company’s board of directors or in respect of the issuance of Common Stock upon exercise of any such options, (B) in connection with an equity financing transaction (or series of transactions) approved by the Company’s board of directors involving the issuance or sale of Common Stock and/or Common Stock Equivalents in an amount up to 2.5% of the outstanding Common Stock (determined on a fully-diluted basis) or (C) in connection with a bona fide acquisition, merger or similar transaction, the terms of which are approved by the Company’s board of directors, in which the securities issuable pursuant to any such transaction are covered by a registration statement on Form S-4 or any successor form.

(e)           Number of Warrant Shares.  Simultaneously with any adjustment to the Exercise Price pursuant to paragraphs (a), (b) or (d) of this Section, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

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(f)            Calculations.  All calculations under this Section 8 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable.  The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(g)           Notice of Adjustments.  Upon the occurrence of each adjustment pursuant to this Section 8, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based.  Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s Transfer Agent.

(h)           Notice of Corporate Events.  If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least 20 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

9.             Payment of Exercise Price.  The Holder shall pay the Exercise Price in one of the following manners:

(a)           Cash Exercise.  The Holder may deliver immediately available funds; or

(b)           Cashless Exercise. The Holder may satisfy its obligation to pay the Exercise Price through a “cashless exercise,” in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]
where:
X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the average of the Closing Prices for the five Trading Days immediately prior to (but not including) the Exercise Date.

B = the Exercise Price.

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For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that, to the extent permitted by or consistent with applicable law or interpretations thereof by the Securities and Exchange Commission (whether any such interpretation is contained in a no-action letter, release or otherwise), the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Agreement.

10.           Fractional Shares.  The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant.  If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable upon exercise of this Warrant, the number of Warrant Shares to be issued will be rounded up to the nearest whole share.

11.           Notices.  Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices or communications shall be as set forth in the Agreement.

12.           Warrant Agent.  The Company shall serve as warrant agent under this Warrant.  Upon 30 days’ notice to the Holder, the Company may appoint a new warrant agent.  Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act.  Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

13.           Miscellaneous.

(a)           This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.  Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant.  This Warrant may be

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amended only in writing signed by the Company and the Holder and their successors and assigns.

(b)           The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.  Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, (b) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant, and (c) will not close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.

(c)           GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL.  THE CORPORATE LAWS OF THE STATE OF DELAWARE SHALL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS.  ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.  EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER.  EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.  THE COMPANY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

(d)           The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(e)           In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

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(f)            Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
SIGNATURE PAGE FOLLOWS]

9

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

SUPERIOR TELECOM INC.

By:
Name:
Title:

10

FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To [Company Name]

The undersigned is the Holder of Warrant No.                 (the “Warrant”) issued by Superior Telecom Inc., a Delaware corporation (the “Company”).  Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

1.                                       The Warrant is currently exercisable to purchase a total of                       Warrant Shares.

2.                                       The undersigned Holder hereby exercises its right to purchase                          Warrant Shares pursuant to the Warrant.

3.                                       The Holder intends that payment of the Exercise Price shall be made as (check one):

                “Cash Exercise” under Section 9(a)

                “Cashless Exercise” under Section 9(b)

4.                                       If the holder has elected a Cash Exercise, the holder shall pay the sum of $                  to the Company in accordance with the terms of the Warrant.

5.                                       Pursuant to this exercise, the Company shall deliver to the holder                       Warrant Shares in accordance with the terms of the Warrant.

6.                                       Following this exercise, the Warrant shall be exercisable to purchase a total of                   Warrant Shares.

Dated: ,	Name of Holder:

(Print)

By:
Name:
Title:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                                      the right represented by the within Warrant to purchase                shares of Common Stock of Superior Telecom Inc. to which the within Warrant relates and appoints                  attorney to transfer said right on the books of [Company Name] with full power of substitution in the premises.

Dated: ,

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of Transferee

In the presence of: